Exhibit 99.1

NextBoat Launches National AI Platform Rollout Through Strategic Partnership with MarineMax, the World’s Largest Recreational Boat and Yacht Retailer

Agreement establishes NextBoat as MarineMax’s preferred wholesale and trade-in partner, with pre-owned inventory flowing through the NextBoat AI platform to its nationwide network of wholesale buyers

Wilmington, NC – ACCESS Newswire – July 1, 2026 – NextBoat Inc. (NYSE American: NXB) (“NextBoat” or the “Company”), the AI-powered marine technology company transforming how pre-owned boats are valued, bought, sold and financed, today announced a landmark strategic partnership with MarineMax, Inc. (NYSE: HZO) (“MarineMax”), the world’s largest recreational boat and yacht retailer.

Under the agreement, MarineMax becomes the first enterprise dealer group to adopt the NextBoat AI platform as its preferred wholesale partner, routing a significant and growing share of the trade-in and pre-owned inventory it liquidates through the platform—where that inventory is evaluated, marketed, and sold into NextBoat’s nationwide network of wholesale buyers. As one of the highest-volume sellers of pre-owned boats in the industry — with over $2.3 billion in annual revenue across 120 locations worldwide — MarineMax is expected to drive increased volume across the NextBoat AI platform, which the Company believes will accelerate the growth of its marketplace, data, and financing businesses. The Company believes this relationship represents a defining milestone in its strategy to become the leading technology infrastructure for the marine industry’s pre-owned marketplace.

For decades, the wholesale and trade-in process has relied on fragmented buyer networks, manual pricing, phone calls and individual relationships. NextBoat AI was built to modernize that process through artificial intelligence, real-time transaction data and a unified digital marketplace that enables dealers to move inventory faster, improve pricing transparency, and increase operational efficiency.

The NextBoat AI Platform delivers:

●	AI-powered vessel valuations supported by real transaction data
●	Rapid wholesale bidding and nationwide buyer access
●	Real-time transaction management and deal tracking
●	Automated workflow and communication tools
●	Analytics designed to improve inventory decisions and speed conversion to cash
●	Integrated financing and marine insurance opportunities

Beyond improving transaction efficiency, the partnership enables significant long-term revenue opportunities through financing and marine insurance.

Inclusive of the partnership, NextBoat will leverage Newcoast, MarineMax’s finance and insurance arm, to provide financing and insurance solutions across transactions originating on the platform. As transaction volume increases, each financed and insured vessel has the potential to generate recurring insurance renewal revenue and additional financing income, creating what the Company believes could become a meaningful annuity-like revenue stream for both organizations over time.

“For 15 years, I’ve believed the marine industry deserved the same technology, transparency and scale that transformed automotive retail. Today, the largest and most respected company in our industry has chosen to deploy the platform we built — we believe that validation speaks not only to what NextBoat has built, but to where this industry is headed,” said Jason Ruegg, Founder and Executive Chairman of NextBoat.

Ruegg added, “This marks the beginning of enterprise-scale deployment of the NextBoat platform. Every transaction creates an opportunity for financing and insurance that can generate recurring revenue through policy renewals for years to come. As adoption grows, we believe that recurring revenue stream could become one of the most valuable components of our business.”

“This partnership brings together two industry leading organizations committed to innovation and improving the trade-in and pre-owned customer experience,” said Kyle Langbehn, Executive Vice President and President of Retail Operations at MarineMax. “By integrating NextBoat’s advanced technology into our pre-owned retail platform, we believe we can improve efficiency while continuing to deliver exceptional service to our customers. Additionally, the partnership with Newcoast will drive meaningful finance and insurance revenue with the industry’s leading team and products.”

The Company believes MarineMax’s adoption provides significant third-party validation of the NextBoat AI platform while establishing the foundation for expansion across additional dealer groups, brokerages and marine industry participants throughout North America. As additional participants join the network, NextBoat expects to enhance pricing intelligence, improve marketplace liquidity, increase transaction velocity, and strengthen the value of the platform for all users.

“Our vision extends well beyond individual transactions,” Ruegg said. “We believe the marine industry is ready for a modern technology platform that improves efficiency across every stage of the ownership lifecycle. MarineMax becoming our first enterprise partner is an important milestone toward building that future.”

About NextBoat Inc.

Founded in 2012, NextBoat Inc., previously known as Off The Hook YS Inc., is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, financed, and serviced across the United States. Through proprietary technology, transaction data, financing capabilities, and a growing national acquisition network, the Company operates across boat brokerage, wholesale inventory acquisition, auctions, financing, and marine services. NextBoat’s ecosystem includes Off The Hook Yachts, Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, NextBoat is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

About MarineMax

As the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Contact

NextBoat Inc.

Chad Corbin

Chief Financial Officer

chadcorbin@nextboat.com

Investor Relations

ir@nextboat.com

MarineMax, Inc.

Mike McLamb

Chief Financial Officer

727-531-1700

Scott Solomon

Senior Vice President

Sharon Merrill Advisors

(857) 383-2409

HZO@investorrelations.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws regarding NextBoat Inc. (“Company”), including, without limitation, statements regarding the Company’s business strategy, technology platform, market opportunity, planned operations, and expected results and benefits. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative of such terms thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these identifying words.

These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond our control. Actual results, performance or achievements, including the timing of events, may differ materially from those expressed or implied by the forward-looking statements as a result of various risks and uncertainties, including those described under the heading “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other subsequent filings with the SEC. Copies of these filings are available on the SEC’s website at www.sec.gov. Investors are cautioned that forward-looking statements are not guarantees of future performance, and are cautioned not to place undue reliance on any such forward-looking statements. The forward-looking statements made in this press release are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update, revise or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances occurring after the date such statements were made, except as required by applicable law.